AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1999
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                TEGAL CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                   2201 S. McDowell Boulevard               68-0370244
(State or other jurisdiction             Petaluma, CA 94955                (I.R.S. Employer
     of incorporation or          (Address of principal executive       Identification Number)
        organization)                   offices) (Zip Code)

                              --------------------

                                TEGAL CORPORATION
                          AMENDED AND RESTATED EMPLOYEE
                          QUALIFIED STOCK PURCHASE PLAN

                            THE AMENDED AND RESTATED
                         1998 EQUITY PARTICIPATION PLAN
                              OF TEGAL CORPORATION
                            (Full title of the plan)

                              --------------------

                                MICHAEL L. PARODI
                 Chairman, President and Chief Executive Officer
                                TEGAL CORPORATION
                           2201 S. McDowell Boulevard
                               Petaluma, CA 94955
                                 (707) 763-5600
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                          Christopher L. Kaufman, Esq.
                                Latham & Watkins
                             135 Commonwealth Drive
                              Menlo Park, CA 94025
                                 (650) 328-4600

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                Proposed
                                             Proposed            Maximum
Title of                   Amount             Maximum           Aggregate          Amount of
Securities to               to be         Offering Price        Offering         Registration
be Registered            Registered        Per Share (1)        Price (1)           Fee(1)
-------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value
issuable under:

The Tegal
Corporation Amended
and Restated
Employee Qualified
Stock Purchase
Plan(2)                    250,000              NA                 NA                 NA
-------------------------------------------------------------------------------------------------
The Amended and
Restated 1998
Equity
Participation Plan
of Tegal Corporation(3)    300,000              NA                 NA                 NA
-------------------------------------------------------------------------------------------------
Total                      550,000              NA             $1,621,500           $450.78
=================================================================================================

(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of the price ($3.25) at which outstanding options to purchase an aggregate of 135,000 shares may be exercised, and (ii) pursuant to Rule 457(c) for the remaining 415,000 shares registered hereunder (the average ($2.85) of the high ($2.94) and low ($2.75) prices for the Company's common stock quoted on the Nasdaq National Market on September 27, 1999).

(2) The Tegal Corporation Amended and Restated Employee Qualified Stock Purchase Plan authorizes the issuance of 500,000 shares of the Company's common stock, 250,000 of which were previously registered on Form S-8 (File No. 333-00462) filed with the Commission on January 19, 1996.

(3) The Amended and Restated 1998 Equity Participation Plan of Tegal Corporation authorizes the issuance of 900,000 shares of the Company's common stock, 600,000 of which were previously registered on Form S-8 (File No. 333-66781) filed with the Commission on November 4, 1998.

              INCORPORATION OF CONTENTS OF REGISTRATION STATEMENTS
                                  BY REFERENCE

        In this registration statement, Tegal Corporation is sometimes referred to as "we," "us" or "our."

        Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 250,000 shares of our common stock reserved for issuance under our Amended and Restated Employee Qualified Stock Purchase Plan which increase was approved by our board of directors on July 21, 1999 and approved by our stockholders on September 21, 1999, and 300,000 shares of our common stock reserved for issuance under our Amended and Restated 1998 Equity Participation Plan, which increase was approved by our board of directors on July 21, 1999 and our stockholders on September 21, 1999.

        Pursuant to General Instruction E, the following documents which we have filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement:

        o Registration statements on Form S-8, File No. 333-00462 and Form S-8, File No. 333-66781, filed with the Commission on January 19, 1996 and November 4, 1998, respectively, except for the incorporation by reference contained therein of our registration statement on Form S-1 (File No. 33-84702), as amended , and our latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

        o Our Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

        o Our Quarterly Report on Form 10-Q for the three months ended June 30, 1999.

        The following additional exhibits are also attached for filing:

Exhibit
Number              Description
-------             -----------
   4.1*   Tegal Corporation Amended and Restated Employee Qualified Stock Purchase Plan.

   4.2*   The Amended and Restated 1998 Equity Participation Plan of Tegal Corporation.

   5      Opinion of Latham & Watkins.

  23.1    Consent of Latham & Watkins (included in Exhibit 5).

  23.2    Consent of PricewaterhouseCoopers LLP.

  24 Power of Attorney (included in the signature page to this registration statement).

----------------------

* Filed as an exhibit to the definitive proxy statement filed July 29, 1999 (File No. 0-26824) and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California on this 4th day of October 1999.

                                        TEGAL CORPORATION

                                        By: /s/ MICHAEL L. PARODI
                                           -------------------------------------
                                           Michael L. Parodi
                                           Chairman, President and Chief
                                           Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Michael L. Parodi and David Curtis with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 4, 1999.

                Signature                                             Title
                ---------                                             -----
/s/ MICHAEL L. PARODI                            Chairman, President, Chief Executive Officer and
------------------------------------------       Director (Principal Executive Officer)
Michael L. Parodi

/s/ DAVID CURTIS                                 Vice President, Finance and Administration and
------------------------------------------       Chief Financial Officer (Principal Financial
David Curtis                                     Officer)

/s/ KATHY PETRINI                                Corporate Controller (Principal Accounting
------------------------------------------       Officer)
Kathy Petrini

/s/ JEFFREY M. KRAUSS                            Director
------------------------------------------
Jeffrey M. Krauss

/s/ THOMAS R. MIKA                               Director
------------------------------------------
Thomas R. Mika

/s/ FRED NAZEM                                   Director
------------------------------------------
Fred Nazem

/s/ EDWARD A. DOHRING                            Director
------------------------------------------
Edward A. Dohring

                                INDEX TO EXHIBITS

Exhibit
Number              Description
-------             -----------
   4.1*   Tegal Corporation Amended and Restated Employee Qualified Stock Purchase Plan.

   4.2*   The Amended and Restated 1998 Equity Participation Plan of Tegal Corporation.

   5      Opinion of Latham & Watkins.

  23.1    Consent of Latham & Watkins (included in Exhibit 5).

  23.2    Consent of PricewaterhouseCoopers LLP.

  24      Power of Attorney (included on page 5 of this registration statement).

----------------------

* Filed as an exhibit to the definitive proxy statement filed July 29, 1999 (File No. 0-26824) and incorporated herein by reference.